EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 29, 2011, in the Registration Statement on Form S-1 and related Prospectus of Luca Technologies Inc. dated June 29, 2011.

/s/ Ernst & Young LLP

Denver, Colorado

June 29, 2011